                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             _____________________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): February 8, 2000


                                 EARTHWEB INC.
              (Exact Name of Registrant as Specified in Charter)


               DELAWARE                   000-25017               13-3899472
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
          Incorporation)                                     Identification No.)


   3 PARK AVENUE,  NEW YORK,  NEW YORK                              10016
(Address of Principal Executive Offices)                          (Zip Code)


                                (212) 725-6550
             (Registrant's telephone number, including area code)

ITEM 2. Acquisitions of Assets.


On January 13, 2000, EarthWeb Inc. ("EarthWeb") entered into a Securities Purchase Agreement (the "Purchase Agreement") with Measure Up, Inc. ("Measure Up"), Kevin R. Brice and Robert M. M. Holtackers (collectively, "Seller"). Also on that date, EarthWeb entered into Option Holder Purchase Agreements with each of Kenneth B. Williams, Jeffrey W. Adkisson, Jack R. Freeman, Melissa S. Stover, Scott E. Hall, Chad A. Dorn and Deanne Brown (collectively, the "Option Holder Agreements" and, together with the Purchase Agreement, the "Agreements"). Pursuant to the Agreements, EarthWeb acquired all of the capital stock of Measure Up on February 8, 2000. A copy of the Purchase Agreement is attached as
Exhibit 2.1 and copies of each of the Option Holder Agreements are attached hereto as Exhibit 10.1.

The consideration paid by EarthWeb to acquire all of the capital stock of Measure Up consisted of (a) $10 million in cash, which was paid at closing, (b) two additional payments payable in May 2000 and August 2000, of $2.5 million each, $2.3 million of which is in the form of restricted stock and $0.2 million in the form of cash, and (c) additional future "earnout" payments based on performance of the business in the form of cash or restricted EarthWeb common stock or both with an aggregate value of up to $10 million, of which such amounts are payable over a period of three years based on achievement of certain revenue targets. Under the terms of the Agreements and a related escrow agreement, 134,127 restricted shares of stock (subject to future adjustments) have been placed in escrow to secure the $2.3 million payable and an additional 58,207 restricted shares (also subject to future adjustments) have been placed in escrow to secure potential obligations contingent on the achievement of certain future performance targets. The amount of consideration was reached through arm's length negotiations and was funded by the proceeds of EarthWeb's January 2000 convertible debt offering and through the issuance of EarthWeb's restricted common stock.

The acquisition of Measure Up will be accounted for as a purchase. The purchase price will be allocated to assets based on their fair values, with the excess allocated to goodwill. Results of Measure Up will be included with those of EarthWeb for periods subsequent to the date of acquisition.

Measure Up provides online certification preparation for Microsoft, A+, Novell and Cisco.

In accordance with a registration rights agreement executed and delivered as part of the acquisition, EarthWeb granted certain rights to Kevin R. Brice and Robert M. M. Holtackers with respect to the registration of EarthWeb common stock. A copy of such registration rights agreement is attached as Exhibit 4.1.

ITEM 7. FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION.


(a) Financial Statements of Business Acquired.


                       Report of Independent Accountants


To the Board of Directors of
MeasureUp, Inc.:

In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of MeasureUp, Inc. at December 31, 1998 and 1997, and the results of their operations and their cash flows for the year ended December 31, 1998 and for the period from August 25, 1997 (inception) to December 31, 1997 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


                                            /s/ PricewaterhouseCoopers LLP


December 21, 1999
New York, New York

MEASUREUP, INC.
Balance Sheets
At September 30, 1999 (unaudited) and December 31, 1998 and 1997
--------------------------------------------------------------------------------

                                                                         At
                                                                   September 30,                    At
                                                                        1999                   December 31,
                                                                    (unaudited)            1998            1997
ASSETS
Current assets
 Cash                                                              $     217,826      $    13,644     $     4,771
 Accounts receivable, net                                                261,241          163,015               -
 Other current assets                                                      2,050            7,637           3,844
                                                                   -------------      -----------     -----------
   Total current assets                                                  481,117          184,296           8,615

Fixed assets, net                                                         21,655            9,455           3,380
                                                                   -------------      -----------     -----------
   Total assets                                                    $     502,772      $   193,751     $    11,995
                                                                   =============      ===========     ===========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
 Accounts payable                                                  $      70,907      $    45,366     $     5,342
 Accrued expenses                                                         25,197           22,296          19,175
 Deferred revenue                                                        443,504          234,915               -
 Short-term debt                                                         215,500          204,600               -
 Other current liabilities                                                30,000                -               -
                                                                   -------------      -----------     -----------
   Total current liabilities                                             785,108          507,177          24,517

Other                                                                     11,250           11,250               -
                                                                   -------------      -----------     -----------
   Total liabilities                                                     796,358          518,427          24,517
                                                                   -------------      -----------     -----------

Commitments and contingencies

Stockholders' deficit
 Common stock, par value $.01 per share, 2,500,000 shares
  authorized, 1,000,000 (1999) and 978,340 (1998 and 1997)
  shares issued and outstanding                                           10,000            9,783           9,783
 Additional paid-in capital                                              251,513          233,952         124,804
 Accumulated deficit                                                    (555,099)        (568,411)       (147,109)
                                                                   -------------      -----------     -----------
   Total stockholders' deficit                                          (293,586)        (324,676)        (12,522)
                                                                   -------------      -----------     -----------
   Total liabilities and stockholders' deficit                     $     502,772      $   193,751     $    11,995
                                                                   =============      ===========     ===========

The accompanying notes are an integral part of these financial statements.

MEASUREUP, INC.
Statements of Operations
For the nine months ended September 30, 1999 (unaudited) and
1998 (unaudited), for the year ended December 31, 1998 and for the period from August 25, 1997 (inception) to December 31, 1997
--------------------------------------------------------------------------------

                                              Nine months ended             Year ended    Inception to
                                                September 30,              December 31,   December 31,
                                    1999 (unaudited)   1998 (unaudited)        1998           1997
                                   -----------------   ----------------    ------------   -------------
Revenues                                $  944,045          $  205,701      $   402,687     $
                                                                                                     -
Cost of revenues                           412,875             316,966          441,773              -
                                        ----------          ----------      -----------     ----------

     Gross profit (deficit)                531,170            (111,265)         (39,086)             -

Operating expenses
 Sales and marketing                       182,008              91,388          122,682          8,510
 General and administrative                307,335             170,976          249,801        138,421
 Depreciation and amortization               4,677               3,042            3,697            178
                                        ----------          ----------      -----------     ----------
     Total operating expenses              494,020             265,406          376,180        147,109
                                        ----------          ----------      -----------     ----------

Operating income (loss)                     37,150            (376,671)        (415,266)      (147,109)
Interest and other expense                  13,156               2,568            6,036              -
                                        ----------          ----------      -----------     ----------

Income (loss) before income taxes           23,994            (379,239)        (421,302)      (147,109)
                                        ----------          ----------      -----------     ----------

Income tax provision                        10,682                   -                -              -
                                        ----------          ----------      -----------     ----------

Net income (loss)                       $   13,312          $ (379,239)     $  (421,302)     $(147,109)
                                        ==========          ==========      ===========     ==========

The accompanying notes are an integral part of these financial statements.

MEASUREUP, INC.
Statements of Cash Flows
For the nine months ended September 30, 1999 (unaudited) and 1998 (unaudited), for the year ended December 31, 1998 and for the period from August 25, 1997 (inception) to December 31, 1997
--------------------------------------------------------------------------------

                                                               Nine months ended
                                                                 September 30,             Year ended    Inception to
                                                               1999           1998        December 31,   December 31,
                                                            (unaudited)    (unaudited)        1998          1997
                                                            -----------    -----------    ------------   ------------
Cash flows from operating activities:
 Net income (loss)                                          $  13,312      $ (379,239)    $  (421,302)   $  (147,109)
 Adjustments to reconcile net income (loss)
  to net cash provided by (used in) operating activities
    Depreciation                                                4,677           3,042           3,698            178

Changes in operating assets and liabilities:
 Accounts receivable                                          (98,226)        (93,566)       (163,015)             -
 Other current assets                                           5,587           1,794          (3,793)        (3,844)
 Accounts payable                                              25,541          41,162          40,024          5,342
 Accrued expenses                                              20,678          18,271           3,121         19,175
 Deferred revenue                                             208,589         154,710         234,915              -
 Other                                                              -               -          11,250              -
                                                            ---------      ----------     -----------    -----------

Net cash provided by (used in) operating activities           180,158        (253,826)       (295,102)      (126,258)
                                                            ---------      ----------     -----------    -----------
Cash flows from investing activities:
 Purchase of fixed assets                                     (16,876)         (9,029)         (9,790)        (3,557)
                                                            ---------      ----------     -----------    -----------

Net cash used in investing activities                         (16,876)         (9,029)         (9,790)        (3,557)
                                                            ---------      ----------     -----------    -----------

Cash flows from financing activities:
 Short-term debt, net                                          10,900         152,600         204,600              -
 Capital contribution                                               -         109,165         109,165        134,586
 Loan from shareholder                                         30,000               -               -              -
                                                            ---------      ----------     -----------    -----------

Net cash provided by financing activities                      40,900         261,765         313,765        134,586
                                                            ---------      ----------     -----------    -----------

Net increase (decrease) in cash for the period                204,182          (1,089)          8,873          4,771

Cash and cash equivalents, beginning of period                 13,644           4,771           4,771              -
                                                            ---------      ----------     -----------    -----------

Cash and cash equivalents, end of period                    $ 217,826      $    3,682     $   13,644    $     4,771
                                                            =========      ==========     ===========    ===========

Supplemental disclosure of cash flow information:
 Interest paid                                              $  12,424      $    2,568     $    5,977     $         -
                                                            =========      ==========     ===========    ===========

Supplemental disclosure of non-cash financing activity:

During 1999, the Company issued approximately 21,660 shares of common stock, valued at approximately $17,800, for employee services rendered.

The accompanying notes are an integral part of these financial statements.

MEASUREUP, INC.
Statements of Stockholders' Deficit
For the nine months ended September 30, 1999 (unaudited), for the year ended December 31, 1998 and for the period from
August 25, 1997 (inception) to December 31, 1997
--------------------------------------------------------------------------------

                                                                                  Additional
                                                         Common Stock              Paid-in     Accumulated
                                                     Shares         Amount         Capital       Deficit         Total
                                                  -----------    -----------    ------------   -----------    -----------
Stock issuance at August 25, 1997 (inception)     $   978,340    $     9,783    $          -   $         -    $     9,783
Capital contribution                                        -              -         124,804             -        124,804
Net loss                                                    -              -               -      (147,109)      (147,109)
                                                  -----------    -----------    ------------   -----------    -----------
Balance at December 31, 1997                          978,340          9,783         124,804      (147,109)       (12,522)
Capital contribution                                        -              -         109,148             -        109,148
Net loss                                                    -              -               -      (421,302)      (421,302)
                                                  -----------    -----------    ------------   -----------    -----------
Balance at December 31, 1998                          978,340          9,783         233,952      (568,411)      (324,676)
Stock issuance (unaudited)                             21,660            217          17,561             -         17,778
Net income (unaudited)                                      -              -               -        13,312         13,312
                                                  -----------    -----------    ------------   -----------    -----------
Balance at September 30, 1999 (unaudited)         $ 1,000,000    $    10,000     $   251,513   $  (555,099)   $  (293,586)
                                                  ===========    ===========    ============   ===========    ===========

The accompanying notes are an integral part of these financial statements.

MEASUREUP, INC.
Notes to Financial Statements
--------------------------------------------------------------------------------

1.   The Company

     MeasureUp, Inc. (the "Company"), founded on August 25, 1997 (inception), provides training and assessment preparation products for information technology ("IT") professional certifications. The Company uses a testing system to deploy individually licensed preparation products over the Internet to a worldwide channel of distributors and individuals. In addition to single user licenses for preparation products, MeasureUp offers private labeling and multi-user licensing. MeasureUp is headquartered in Atlanta, Georgia and its customers are located throughout the United States. The Company was considered a development stage enterprise for the period from inception through December 31, 1997 as substantially all of the Company's efforts through December 31, 1997 were devoted to organizing the Company, establishing its management team, raising capital, developing its website, and building its sales and marketing function.


2.   Significant Accounting Policies

     Revenue recognition
     Revenue from sales to certification preparation resellers and direct sales is recognized ratably over the performance period, which is the period the Company has agreed to allow usage and maintain its website. Deferred revenue represents amounts received prior to being earned over the performance period. Revenue from sales of test preparation content on CD-ROM is recognized when the product is shipped. For software license sales where no significant contractual obligations remain outstanding, the Company recognizes revenue upon shipment.

     Concentration of credit risk
     The Company maintains allowances for credit losses and such losses have been within management's expectations. Four customers accounted for approximately 64% of the gross accounts receivable balance at December 31, 1998. One customer accounted for approximately 17% of gross revenues for the year ended December 31, 1998.

     Financial instruments
     The recorded amounts of financial instruments approximate their fair value.

     Fixed assets
     Fixed assets are stated at cost less accumulated depreciation. Depreciation of computer equipment, furniture and fixtures, and office equipment is provided for by the straight-line method over the estimated useful life of three years. Repairs and maintenance costs are charged to operations in the periods incurred.

     Income taxes
     The Company qualified as a Subchapter S corporation in the U.S. for federal and state income tax purposes from inception through June 30, 1999. Accordingly, no provision has been made for income tax purposes during those periods. Individual stockholders report their share of the U.S. taxable income or loss on their respective individual income tax returns. Such U.S. taxable income or loss allocated to the stockholders differs from book income primarily due to revenue recognition. Effective July 1, 1999, the Company elected Subchapter C corporation status.

MEASUREUP, INC.
Notes to Financial Statements
--------------------------------------------------------------------------------

     Risks and uncertainties
     The Company has a limited operating history and its prospects are subject to the risks, expense and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet products and services. These risks include the failure to develop and extend the Company's online products, the rejection of the Company's products by Web consumers and vendors, the inability of the Company to maintain and increase the levels of use of its online products, as well as other risks and uncertainties. In the event that the Company does not successfully implement its business plan, certain assets may not be recoverable.

     Use of estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expense during the reporting period. Actual results could differ from these estimates. The Company's significant estimates include the useful lives of fixed assets and the accounts receivable allowance for doubtful accounts.

     Long lived assets
     The carrying value of assets is reviewed on a regular basis for the existence of facts or circumstances, both internally and externally, that suggest impairment. To date, no such impairment has been indicated. Should there be an impairment in the future, the Company will determine the impairment based on comparison of recorded amounts to the expected future cash flows from the impaired assets. The cash flow estimates will contain management's best estimates using appropriate and customary assumptions and projections at the time.

     Interim financial information (unaudited)
     Interim financial statements have been prepared on a basis consistent with the preparation of annual financial statements and reflect all adjustments necessary for a fair presentation of the information for the periods presented.

     Stock split
     On June 30, 1999 the Company authorized and implemented a stock split at 1.95668-for-1, and on October 12, 1999 the Company authorized and implemented a 10-for-1 stock split. An amount equal to the par value of the common stock issued was transferred from additional paid-in capital to the common stock account. All references to the numbers of shares of common stock, except shares authorized, have been adjusted in the financial statements and related footnotes to reflect the stock splits on a retroactive basis.

     Comprehensive income
     The Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income" in 1998. SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any transactions that are required to be reported in comprehensive income.

MEASUREUP, INC.
Notes to Financial Statements
--------------------------------------------------------------------------------

3.   Fixed Assets

     Property and equipment consist of the following:

                                                        December 31,
                                                     1998           1997

     Computer equipment                           $   10,656     $    3,558
     Furniture, fixtures and office equipment          2,675              -
                                                  ----------     ----------
     Subtotal                                         13,331          3,558
     Less: accumulated depreciation                   (3,876)          (178)
                                                  ----------     ----------
     Fixed assets, net                            $    9,455     $    3,380
                                                  ==========     ==========

     Depreciation expense for the years ended December 31, 1998 and 1997 totaled $3,698 and $178, respectively.

4.   Commitments and Contingencies

     The Company leases office space and office equipment under non-cancelable operating leases expiring at various dates through 2003.

     Future minimum lease payments under non-cancelable operating leases at December 31, 1998 are as follows:

     1999                                                        $   45,060
     2000                                                            35,123
     2001                                                             3,837
     2002                                                             2,293
     2003                                                             1,720
     Thereafter                                                           -
                                                                 ----------
                                                                 $   88,033
                                                                 ==========

     Rent expense was approximately $42,500 and $1,100 for the years ended December 31, 1998 and 1997, respectively.

5.   Short-Term Debt

     The Company has a $250,000 line-of-credit agreement with a bank. Interest on outstanding borrowings currently accrues at 8% per annum. The facility is collateralized by the majority shareholder's personal assets. At December 31, 1998, there was approximately $204,600 of outstanding borrowings under this agreement, and $45,400 was available for borrowing. All amounts loaned under the agreement, including the accrued interest, are payable upon demand.

MEASUREUP, INC.
Notes to Financial Statements
--------------------------------------------------------------------------------

6.   Stockholders' Equity

     Common stock
     On August 25, 1997, the Company issued 978,340 shares of $.01 par value common stock to initially set up the organization.

     On November 18, 1997, the Company awarded 21,660 shares of $.01 par value common stock to an employee in exchange for services rendered. The common stock award had a fair value at the date of grant of approximately $17,800. These shares were subsequently issued on July 1, 1999. The Company applied Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for the issuance of this stock.

     For the year ended December 31, 1998 and for the period from inception to December 31, 1997, the majority shareholder contributed $109,165 and $134,586, respectively.

     On October 12, 1999, the Company amended the articles of incorporation to increase the number of authorized shares of $.01 par value common stock from 100,000 to 2,500,000.

     Stock option plan
     In August 1998, the Company implemented its Stock Incentive Plan (the "Plan") under which incentive stock options or non-qualified stock options to purchase the Company's common stock, par value $.01 per share, may be granted to eligible employees. A summary of the status of the Plan at December 31, 1998 and changes during the year then ended is presented below:

                                                                                    Weighted
                                                                    Option          Average
                                                                    Shares       Exercise Price
     Options outstanding since inception
      Granted                                                         42,500       $     0.60
                                                                  ----------
     Options outstanding - December 31, 1998                          42,500       $     0.60
                                                                  ==========

     Options exercisable at December 31, 1998                         15,000
     Weighted average fair value of options granted during 1998   $     0.11

     The following table summarizes information about stock options outstanding at December 31, 1998:

                                                  Options Outstanding                    Options Exercisable
                                        ------------------------------------    ------------------------------------
                                           Weighted             Weighted                               Weighted
                                            Average             Average                                Average
     Exercise             Shares           Remaining            Exercise             Shares            Exercise
      Price            Outstanding      Contractual Life         Price            Exercisable            Price
----------------    ----------------    ----------------    ----------------    ----------------    ----------------
   $     0.60            42,500                 9.7             $   0.60              15,000             $   0.60

MEASUREUP, INC.
Notes to Financial Statements
--------------------------------------------------------------------------------

     Options granted are either immediately vested or vest over a period of four years; however, the remaining unvested options automatically vest upon a substantial change in ownership of the Company, which is defined as either 50% of the Company's stock or 80% of the Company's assets. At December 31, 1998, the Company had reserved 50,000 shares of common stock for the exercise of options.

     The option plan also provides for the issuance of stock appreciation rights and restricted stock awards under which shares of common stock may be issued to eligible employees. No such awards have been made.

     Stock-based compensation
     The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock-Issued to Employees" and related interpretations in accounting for its stock option issuances. The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Had compensation cost for the Company's stock option issuances been determined based on the fair value at the grant date for awards in 1998 consistent with the provisions of SFAS No. 123, the Company's net loss would have been adjusted to the pro forma amount indicated below.

                                                            December 31,
                                                                1998

     Net loss - as reported                                 $   (421,302)

     Net loss - pro forma                                       (423,221)

     The fair value of each option grant is estimated on the date of the grant using the "Black-Scholes option-pricing model" with the following weighted average assumptions used for the grant for the year ended December 31, 1998: zero dividend yield; no volatility; a weighted average risk-free interest rate of 5.14%; and expected lives of 4 years.


7.   Subsequent Events

     On March 24, 1999, the principal stockholder loaned to the Company $30,000 for the purpose of providing to the Company additional operating funds. It is the Company's intent to make full payment on this obligation by December 31, 2000. The liability has been classified in Other current liabilities.

     On October 31, 1999, the Company entered into a letter of intent with a provider of Internet-based online services to the IT industry for the acquisition of all of the common stock of the Company from its stockholders. The transaction is expected to be completed in early 2000.

(b)  Unaudited Pro Forma Condensed Consolidated Financial Information

The valuations and other studies required to determine the fair value of the Measure Up assets acquired and liabilities assumed have not been performed and, accordingly, the related adjustments reflected in the unaudited pro forma condensed consolidated financial information are preliminary and subject to further revisions and adjustments. For purposes of this presentation, the carrying amounts of the Measure Up net assets acquired were assumed to approximate fair value. Therefore, the excess of purchase price over the historical net book value of the net assets of Measure Up has been classified on the pro forma balance sheet as "Goodwill and Intangibles". The final valuation could result in different allocations of the purchase price compared to the amounts presented in the following pro forma information, resulting in corresponding changes in depreciation and amortization amounts.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 give effect to the acquisition of Measure Up as if the transaction occurred on January 1, 1998 and are based on the historical results of operations of EarthWeb and Measure Up. The unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statements of operations and the accompanying notes should be read in conjunction with the historical financial statements of EarthWeb and Measure Up and notes thereto.

The unaudited pro forma condensed consolidated financial statements are based on the preliminary estimates and assumptions set forth in the notes to these statements that have been made solely for the purposes of developing this pro forma information. The unaudited pro forma condensed consolidated financial statements are not necessarily an indication of the results that would have been achieved had this transaction been consummated as of the dates indicated or that may be achieved in the future. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Information does not include the pro forma impact of the acquisitions of D&L Online, Inc. and Micro House International, Inc. which was acquired in February 1999 and March 1999 respectively. The impact of these acquisitions was presented in EarthWeb's forms 8-K/A filed on April 15, 1999 and May 26, 1999, respectively.

                                                           EarthWeb Inc.
                                     Unaudited Pro Forma Condensed Consolidated Balance Sheet


                                                            -----------------------------------------------------------------------
                                                               As of September 30, 1999
                                                            ------------------------------
                                                                                                 Pro forma              Pro forma
Assets:                                                       EarthWeb        Measure Up        Adjustments               Total
                                                            ------------     ------------     ---------------        ---------------
Current Assets:
      Cash and Restricted Cash                              $ 29,370,012     $    217,826     $  (10,000,000) 1(a)   $    19,587,838
      Accounts receivable, net                                 3,660,837          261,241                 --               3,922,078
      Prepaid expenses and other current assets                1,482,169            2,050                 --               1,484,219
                                                            ------------     ------------     --------------         ---------------
            Total current assets                              34,513,018          481,117        (10,000,000)             24,994,135
Fixed assets, net                                              4,865,174           21,655                 --               4,886,829
Goodwill Intangible assets, net                               57,258,051               --         15,456,414  (1b)        72,714,465
Other assets                                                     532,760               --                 --                 532,760
                                                            ------------     ------------     --------------         ---------------
            Total assets                                    $ 97,169,003     $    502,772     $    5,456,414         $   103,128,189
                                                            ============     ============     ==============         ===============

Liabilities And Stockholders' Equity:
Current Liabilities:
     Accounts payable                                       $  3,608,005     $     70,907     $      381,000  1(a)   $     4,059,912
     Accrued expenses                                          7,619,099           25,197            750,000  1(c)         8,394,296
     Short-term debt                                                  --          215,500                 --                 215,500
     Other current liabilities                                 7,670,102          473,504                 --               8,143,606
                                                            ------------     ------------     --------------         ---------------
            Total current liabilities                         18,897,206          785,108          1,131,000              20,813,314
     Convertible note payable                                  5,622,509               --                 --               5,622,509
     Other liabilities                                         4,691,253           11,250                 --               4,702,503
                                                            ------------     ------------     --------------         ---------------
            Total liabilities                                 29,210,968          796,358          1,131,000              31,138,326
                                                            ------------     ------------     --------------         ---------------

Stockholders' equity:                                         67,958,035         (293,586)         4,325,414  1(d)        71,989,863
                                                            ------------     ------------     --------------         ---------------

            Total liabilities and stockholders equity       $ 97,169,003     $    502,772     $    5,456,414         $   103,128,189
                                                            ============     ============     ==============         ===============

The accompanying notes are an integral part of these financial statements.

                                                           EarthWeb Inc.
                                Unaudited Pro Forma Condensed Consolidated Statement of Operations


                                             ---------------------------------------------------------------------------------
                                                         For the year ended December 31, 1998
                                             -------------------------------------------------------------
                                                                                  Pro forma              Pro forma
                                               EarthWeb        Measure Up        Adjustments               Total
                                             ------------     ------------     ---------------        ---------------
Revenues                                     $  3,349,165     $    402,687     $            --        $     3,751,852
Cost of Revenues                                2,131,593          441,773                  --              2,573,366
                                             ------------     ------------     ---------------        ---------------
Gross Profit                                    1,217,572          (39,086)                 --              1,178,486
                                             ------------     ------------     ---------------        ---------------

Operating expenses:
Product development                             1,475,665               --                  --              1,475,665
Sales & marketing                               4,546,839          122,682                  --              4,669,521
General & administrative                        3,356,567          249,801                  --              3,606,368
Depreciation & Amortization                     1,115,698            3,697           3,864,104  2(a)        4,983,499
                                             ------------     ------------     ---------------        ---------------
Total operating expenses                       10,494,769          376,180           3,864,104             14,735,053
                                             ------------     ------------     ---------------        ---------------

Operating loss                                 (9,277,197)        (415,266)         (3,864,104)           (13,556,567)

Interest and other income (expense), net          307,409           (6,036)                 --                301,373

Net loss                                     $ (8,969,788)    $   (421,302)    $    (3,864,104)       $   (13,255,194)
                                             ============     ============     ===============        ===============

Basic and diluted net loss per share         $      (2.37)                                            $         (3.38)
                                             ============                                             ===============

Weighted average shares
  used in computing basic and diluted net
  loss per share                                3,782,575                              134,127  2(b)        3,916,702
                                             ============                    =================        ===============

Supplemental pro forma basic and diluted
  net loss per share                         $      (1.53)                                            $         (2.20)
                                             ============                                             ===============

Weighted average shares used in
  supplemental pro forma basic and
  diluted net loss per share 2(c)               5,880,467                              134,127              6,014,594
                                             ============                    =================        ===============

The accompanying notes are an integral part of these financial statements.

                                                          EarthWeb Inc.
                               Unaudited Pro Forma Condensed Consolidated Statement of Operations


                                             ------------------------------------------------------------------------
                                                              January 1, 1999 - September 30, 1999
                                             --------------------------------------------------------
                                                                                  Pro forma              Pro forma
                                              EarthWeb Inc.    Measure Up        Adjustments               Total
                                             ---------------  ------------     ---------------        ---------------
Revenues                                     $  19,583,679     $    944,045     $            --        $    20,527,724
Cost of Revenues                                 7,143,911          412,875                  --              7,556,786
                                             -------------     ------------     ---------------        ---------------
Gross Profit                                    12,439,768          531,170                  --             12,970,938
                                             -------------     ------------     ---------------        ---------------


Operating expenses:
Product development                              3,001,232               --                  --              3,001,232
Sales & marketing                               18,929,870          182,008                  --             19,111,878
General & administrative                         7,032,100          307,335                  --              7,339,435
Depreciation & Amortization                      9,066,524            4,677           2,898,078  2(a)       11,969,279
                                             -------------     ------------     ---------------        ---------------
Total operating expenses                        38,029,726          494,020           2,898,078             41,421,824
                                             -------------     ------------     ---------------        ---------------

Operating loss                                 (25,589,958)          37,150          (2,898,078)           (28,450,886)

Interest and other income (expense), net           651,233          (23,838)                 --                627,395

                                             -------------     ------------     ---------------        ---------------
Net loss                                     $ (24,938,725)    $     13,312     $    (2,898,078)       $   (27,823,491)
                                             =============     ============     ===============        ===============

Basic and diluted net loss per share         $       (2.78)                                            $         (3.06)
                                             =============                                             ===============

Weighted average shares
  used in computing basic and diluted
  net loss per share                             8,964,930                              134,127              9,099,057
                                             =============                      ===============        ===============

The accompanying notes are an integral part of these financial statements.

Pro Forma Adjustments and Assumptions

The pro forma adjustments to the unaudited pro forma condensed consolidated balance sheet, assuming the acquisition occurred on September 30, 1999, are as follows:

1(a) Adjustments to record cash payment of $10,000,000 issuance of restricted share valued at $4,619,000 and payable of $381,000 in connection with the acquisition.

1(b) Adjustments to calculate goodwill and other intangible assets and to allocate the purchase price over the estimated fair value of the Measure Up assets acquired calculated as follows:

Cash portion of purchase price..............................  $ 10,000,000
Value of stock portion of purchase price....................     4,619,000
Payable portion of purchase price...........................       381,000
Transaction costs...........................................       750,000
                                                              ------------
Purchase price..............................................    15,750,000
Add: estimated fair value of net liabilities acquired.......      (293,586)
                                                              ------------
Goodwill and other intangibles..............................  $ 15,456,414
                                                              ============

1(c) Adjustment to record approximately $750,000 of transaction costs incurred with the acquisition.

1(d) Adjusted to reflect the issuance of an estimated 134,127 shares of common stock valued at $4,619,000 payable in May 2000 and August 2000 (based on the average stock price from February 1, 2000 through February 7, 2000).

The pro forma adjustments to the unaudited pro forma condensed consolidated statements of operations, assuming the acquisition occurred on January 1, 1998 are as follows:

2(a) Adjustment to amortization to reflect the amortization of goodwill and intangible assets of approximately $3.9 million and $2.9 million for the year ended December 31, 1998 and nine months ended September 30, 1999, respectively, resulting from the acquisition of Measure Up over an approximate four year period, the expected period of benefit.

2(b) Adjustment of weighted average shares of common stock outstanding of 134,127 used in computing basic and diluted net loss per share to reflect the issuance of 134,127 shares as of January 1, 1998.

2(c) The supplemental pro forma net loss per share amount is computed by using the sum of the weighted average number of shares of common stock and the 2,439,833 shares of common stock issued in November 1988 upon conversion of preferred stock as if it had been converted on January 1, 1998.

(c)       Exhibit Index

     Exhibit No.    Description
     -----------    -----------

     2.1 Securities Purchase Agreement, dated as of January 13, 2000 among EarthWeb Inc., Kevin R. Brice and Robert M. M. Holtackers. #

     4.1 Registration Rights Agreement, dated as of January 13, 2000 between EarthWeb Inc., Kevin R. Brice and Robert M. M. Holtackers.

     10.1           Option Holder Purchase Agreements with each of Kenneth B.
                    Williams, Jeffrey W. Adkisson, Jack R. Freeman, Melissa S. Stover, Scott E. Hall, Chad A. Dorn and Deanne Brown, dated as of January 13, 2000. #

     # Confidential treatment has been requested with respect to certain portions of this Exhibit. Omitted portions will be filed separately with the Commission.


                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EarthWeb Inc.

Dated: February 11, 2000                By: /s/ Jack D. Hidary
                                            -----------------------------
                                            Jack D. Hidary
                                            President and Chief Executive
                                            Officer